Exhibit 4.2

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“THE DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	PACCAR Financial Corp.	Principal Amount
Medium-Term Note, Series O
	(Fixed Rate)	$

CUSIP:

INTEREST RATE:

MATURITY DATE:

SPECIFIED CURRENCY: United States dollars for all payments unless otherwise specified below:

•       payments of principal and any premium:

•       payments of interest:

•       Exchange Rate Agent:

☐ CHECK IF DISCOUNT NOTE Issue Price     %

HOLDER’S OPTIONAL REPAYMENT DATE(S):

OTHER PROVISIONS:

ADDENDUM ATTACHED:

ORIGINAL ISSUE DATE:

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

REGULAR RECORD DATES:

INTEREST PAYMENT DATES:

DENOMINATIONS: ($1,000, and integral multiples of $1,000 unless otherwise specified below):

If an Initial Redemption Date is specified above, (i) the Redemption Price will initially be the Initial Redemption Percentage specified above and shall decline at each anniversary of the Initial Redemption Date specified above by the Annual Redemption Percentage Reduction specified above until the Redemption Price is 100% of such principal amount, and (ii) this Note may be redeemed either in whole or from time to time in part, except that if the following box is marked, this Note may be redeemed in whole only. ☐ If no Initial Redemption Date is specified above, this Note may not be redeemed prior to the Maturity Date.

PACCAR Financial Corp., a Washington corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of          UNITED STATES DOLLARS on the Maturity Date specified above, and to pay interest thereon at the rate per annum specified above (computed on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment. The Company will pay interest semi-annually on the Interest Payment Dates specified above, commencing with the Interest Payment Date immediately following the Original Issue Date shown above, and on the Maturity Date or any earlier redemption date or optional repayment date (such Maturity Date and any earlier redemption date or optional repayment date or any other date that the principal amount hereof or an installment thereof is due and payable whether by declaration of acceleration pursuant to the Indenture or otherwise being referred to hereinafter as a “Maturity” with respect to the portion of the principal amount payable on such date); provided, however, that if the Original Issue Date specified above is after a Regular Record Date as specified above and on or before the related Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder as of the close of business on such Regular Record Date. Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from the Original Issue Date specified above) to but excluding such date to which interest has been paid or duly provided for. If any Interest Payment Date or the Maturity would fall on a day that is not a Business Day, the payment of principal or interest shall be made the next day that is a Business Day with the same full force and effect as if the payment had been made on such date, and no interest on such payment shall accrue from and after such Interest Payment Date or Maturity. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day) next preceding such Interest Payment Date, and interest payable at Maturity shall be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of principal and interest payable at Maturity of this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and will be made in immediately available funds if this Note is presented in time for payment to be made in such funds in accordance with normal procedures of The Bank of New York Mellon, as paying agent (the “Paying Agent”, which term includes any successor paying agent under the Indenture).

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency above is anything other than United States dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency or, if the Specified Currency is Euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto, is open.

“Principal Financial Center” means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

Except as provided in the next paragraph, any payment to be made on this Note in a Specified Currency other than United States dollars will be made in United States dollars unless the Person entitled to receive such payment transmits a written request for such payment to be made in the Specified Currency to the Paying Agent, on or before the applicable Regular Record Date or at least fifteen calendar days before Maturity, as the case may be. Such written request may be mailed, hand delivered, or sent by cable, telex or other form of facsimile transmission. Any such request made with respect to any payment on this Note payable to a particular Holder will remain in effect for all later payments on this Note payable to such Holder, unless such request is revoked by written notice to the Paying Agent on or before the applicable Regular Record Date or at least sixteen calendar days before Maturity, as the case may be, in which case such revocation shall be effective for such and all later payments.

The United States dollar amount of any payment made pursuant to this Note, if the Specified Currency is other than United States dollars and the Person entitled to receive such payment has not requested payment to be made in the Specified Currency as described in the preceding paragraph, will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers selected by the Exchange Rate Agent (which dealers may include the Exchange Rate Agent) and approved by the Company in The City of New York, in each case for the purchase by the quoting dealer, for United States dollars and for settlement on such payment date of an amount of the Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of Securities who are scheduled to receive United States dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in United States dollars on this Note will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding anything in the foregoing to the contrary, if the Specified Currency is not available for any amount payable on this Note on the second Business Day preceding the applicable payment date (including at Maturity) due to the imposition of exchange controls or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in United States dollars. The amount of such payment in United States dollars shall be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day preceding the applicable payment date, or if the Market Exchange Rate is not available on the second Business Day preceding the applicable payment date, the most recently available Market Exchange Rate. The “Market Exchange Rate” for a Specified Currency other than United States dollars means the noon dollar buying rate for cable transfers in The City of New York for such Specified Currency as certified for custom purposes or, if not so certified, as otherwise determined by the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars where the required payment is in other than United States dollars will not constitute an Event of Default under the Indenture or this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note will not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

References herein to the “Note,” “hereof,” “herein” and comparable terms shall include any Addendum hereto if any Addendum is specified under “Other Provisions” above.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated:	PACCAR Financial Corp.

By:
Name:
Title:

ATTEST:

By:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

or

The Bank of New York Mellon Trust Company, N.A.

By: The Bank of New York Mellon, as Authenticating Agent

By:
Authorized Signatory

This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture dated as of November 20, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of the Securities designated as the Medium-Term Notes, Series O (herein called the “Notes”). The Notes may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

This Note may be subject to repayment at the option of the Holder prior to the Maturity Date specified above on the Holder’s Optional Repayment Date(s), if any, specified above. If no Holder’s Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Maturity Date. On any Holder’s Optional Repayment Date, this Note shall be repayable in whole or in part in an amount equal to $1,000 or integral multiples thereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if the Discount Note box is checked above, such lesser amount as is provided below), together with interest thereon payable to the date of repayment, subject to the terms of any applicable Addendum hereto. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” set forth below (and also available at the office of the Trustee) duly completed, by the Trustee at its office at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit, Fax: (213) 630-6298, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to a Holder’s Optional Repayment Date. This note must be received by the Trustee by 5:00 p.m., New York City time, on the last day for the giving of such notice. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

If the Discount Note box is checked above, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified above (increased by any accruals of Discount, as defined below, and reduced by any amounts of principal previously paid) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage Reduction, specified above (as adjusted by the Annual Redemption Percentage Reduction specified above) and (ii) any unpaid interest accrued hereon to the date of such redemption, repayment or acceleration of maturity, as the case may be. The difference between the Issue Price specified above and the principal amount of this Note is referred to herein as the “Discount”.

For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for this Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates specified above (with ratable accruals within a compounding period), an interest rate equal to the Initial Interest Rate specified above and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date specified above to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in, and subject to the terms of the Indenture, the Company shall be discharged from its obligations under the Notes if at any time (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds to pay the principal of, and premium, if any, and interest to the Maturity on, the Notes, or (ii) to the extent the Notes are payable in United States dollars only, such amount of direct obligations of, or obligations the principal and interest on which are fully guaranteed by, the United States of America (other than obligations subject to prepayment, redemption or call prior to their stated maturity) as will, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the principal of, and premium, if any, and interest to the Maturity on, the Notes (b) the Company has paid all other sums payable with respect to the Notes and (c) unless the Notes are to become due and payable at their Maturity within one year, the Trustee has received an opinion of recognized tax counsel to the effect that such deposit and discharge will not result in recognition by the Holders of the Notes of income, gain or loss for federal income tax purposes (other than income, gain or loss which would have been recognized in like amount and at a like time absent such deposit and discharge). Upon such discharge, the Holders of the Notes shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of Notes, and shall look only to such deposited funds or obligations for payment.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein and in the Indenture prescribed; subject, however, to the provisions for the discharge of the Company from its obligations under the Notes upon satisfaction of the conditions set forth in the preceding paragraph and in the Indenture.

This Note may be redeemed at the option of the Company on any date on or after the Initial Redemption Date (any date fixed for such redemption being the “Redemption Date”), if any, specified above, and prior to the Maturity Date specified above, in whole, or from time to time in part (if so specified above), in increments of $1,000 or integral multiples thereof (provided that any remaining principal amount shall be an authorized denomination) at the Redemption Price, if any, specified above or in any applicable Addendum hereto, together with accrued interest to the Redemption Date, upon mailing a notice of such redemption not more than 60 days nor less than 30 days prior to the Redemption Date to the Holder of this Note at such Holder’s address appearing in the Security Register, all as provided in the Indenture. If less than all of the Notes are to be redeemed, the Trustee shall select, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, if payable in United States dollars, only in denominations of $1,000 and any integral multiple of $1,000 unless otherwise specified on the face hereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable, or no longer eligible under the Indenture, to continue as depositary and a successor depositary is not appointed by the Company within 90 days (y) the Company executes and delivers to the Trustee or an Authenticating Agent a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

This Note is not subject to any sinking fund.

No service charge shall be made for any registration of transfer or exchange relating to this Note, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent, any Authentication Agent and any other agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse for the payment of the principal of or interest on any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please type or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

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NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit, Fax: (213) 630-6298 or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed. This Note must be received by the Trustee by 5:00 P.M., New York City time, on the last day for the giving of such notice.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in an amount equal to $1,000 or an integral multiple thereof, provided that any remaining principal amount shall be an authorized denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.
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